SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Wolverine Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-3939016
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5710 Eastman Avenue
Midland, Michigan	48640
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

common stock, par value $0.01 per share	The NASDAQ Stock Market LLC
(Title of each class to be registered)	(Name of each exchange on which
each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  

Securities Act registration statement file number to which this form relates: 333-169432

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock,” “Our Policy Regarding Dividends” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-169432), initially filed with the SEC on September 16, 2010 and amended on November 3, 2010, November 5, 2010 and November 10, 2010, which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of Wolverine Bancorp, Inc.” and “Description of Capital Stock” in the Registrant’s Prospectus.

Item 2.  Exhibits.

1.	Registration Statement on Form S-1 (Registration Number 333-169432) initially filed with the SEC on September 16, 2010 and amended on November 3, 2010, November 5, 2010 and November 10, 2010.

2.
Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 initially filed with the SEC on September 16, 2010 and amended on November 3, 2010, November 5, 2010 and November 10, 2010).

3.
Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 initially filed with the SEC on September 16, 2010 and amended on November 3, 2010, November 5, 2010 and November 10, 2010).

4.
Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 initially filed with the SEC on September 16, 2010 and amended on November 3, 2010, November 5, 2010 and November 10, 2010).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WOLVERINE BANCORP, INC.
Date: January 13, 2011	By: /s/ David H. Dunn
David H. Dunn
President and Chief Executive Officer